EXHIBIT 10.1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and entered into this 30th day of April, 2003 by and between EARTHFIRST TECHNOLOGIES, INCORPORATED, a Florida corporation (“Licensor”), and 360 DEGREE ENERGY, INC., a Florida corporation (“Licensee”).

W I T N E S S E T H :

For and in consideration of 1,250,000 shares of the common stock of Licensee, issued, paid and delivered herewith by Licensee to Licensor, the parties hereby agree as follows:

1. DEFINITIONS. The following definitions will apply for purposes of this License Agreement:

(a) “Licensed Patents” shall mean the patents identified in Schedule A to this License Agreement.

(b) “Licensed Technology” shall mean the systems and methods embodying the invention(s) described in the Licensed Patents, and any and all knowledge, know-how and information developed or used in connection therewith and owned by Licensor.

(c) “Licensed Product(s)” shall mean any product which utilizes or incorporates technology embodied in one or more of the Licensed Patents.

2. GRANT OF LICENSE. Subject to the provisions of Section 4 of this License Agreement, Licensor hereby grants to Licensee a fully paid up, exclusive, worldwide royalty-free license to use, manufacture, market, sell, sublicense and otherwise commercially exploit the Licensed Technology and Licensed Products.

3. DOCUMENTATION, ETC. Licensor shall furnish and make available to Licensee copies of the Licensed Patents and all Licensed Technology (to the extent the same exists in tangible form).

4. RESERVATION OF RIGHTS.

(a) Subject to Section 4(b), (1) Licensor reserves for itself and for each of its affiliates the right to use the Licensed Patents in order to make, or have made for it, Licensed Products for incorporation into other Licensor and Licensor affiliates products, without the consent of, or payment of any kind to, Licensee; (2) Licensor and each of its affiliates shall be entitled to license the Licensed Patents and convey proprietary information regarding the Licensed Patents to any third party from whom Licensor or any of its affiliates desires to purchase Licensed Products, to the extent such license and disclosure is necessary in order to enable such third party to manufacture Licensed Products for sale to Licensor or the Licensor affiliates; and (3) Licensor reserves, for itself and for each of its affiliates, the right to incorporate the Licensed Products into other Licensor and Licensor affiliates products that are currently manufactured or sold by Licensor or any of its affiliates, as well as to incorporate Licensed Products into the designs for any new Licensor or Licensor affiliates products which may be manufactured and sold by Licensor or any of its affiliates from time to time in the future and to assign to purchasers of Licensor and Licensor affiliates products the rights to use and employ the Licensed Patents to the extent necessary to operate the Licensor and Licensor affiliates products.

(b) Notwithstanding anything to the contrary, during the term of this License Agreement Licensor expressly agrees that it and all of its affiliates shall not, and it shall not license, permit or authorize any third party (other than Licensee) to, use, manufacture, market, sell, sublicense or otherwise commercially exploit the Licensed Technology or any Licensed Product for or in connection with the utilization of plasma arc for the creation of synthetic gases for utilization in diesel or gasoline engines.

5. LICENSE OF PATENT IMPROVEMENTS. If, during the term of this License Agreement, Licensee develops improvements to, or new applications for, the Licensed Patents or Licensed Products (the “Improvements”), Licensee shall immediately disclose such Improvements to Licensor. Licensor shall have the right to obtain for itself and for its affiliates one or more licenses from Licensee to use any or all of the Improvements in connection with Licensor’s business and the businesses of Licensor’s affiliates on a world-wide, non-exclusive basis. The parties agree that each Improvement to be licensed hereunder shall be licensed to Licensor for itself and for its affiliates collectively for a fee equal to $100, which fee shall be payable in a lump sum on the date the license to such Improvement is granted to Licensor and its affiliates. Licensor may assert its rights to obtain a license for use of any Improvement at any time during the term of this

License Agreement, regardless of when such Improvement is developed by Licensee and initially disclosed to Licensor.

6. TERM. This License Agreement shall become effective on the date hereof and shall continue in full force and effect, unless sooner terminated as provided herein, for a period of fifteen (15) years from the date hereof, or until the last to expire of any of the Licensed Patents, whichever is longer.

7. NON-INFRINGEMENT; INDEMNITY.

(a) Licensor represents and warrants that no claim of patent or other proprietary right infringement (including but not limited to a claim with respect to a violation of any third party’s trade secrets, proprietary information, trademark, copyright or patent rights) has been made with respect to Licensor’s use of the Licensed Patents through the date of this License Agreement.

(b) Licensor shall indemnify Licensee for all loss, damage or expense which may be incurred by Licensee arising out of any breach of the representation set forth in Section 7(a) above. Licensor may, at its option, conduct the defense in any third party action for which indemnification is provided herein and Licensee agrees to fully to cooperate with such defense.

8. CONFIDENTIAL INFORMATION.

(a) The parties hereto acknowledge that, in connection with the business relationships established between them, they have and may have in the future access to certain data and information with respect to the other party hereto that has not been publicly disclosed and is not a matter of common knowledge (collectively, the “Confidential Information”). Such Confidential Information includes, but is not limited to, proprietary information relating to the Licensed Patents, as well as business and financial information relating to each party’s operations.

(b) Licensor and Licensee agree that neither they nor their agents, directors, officers or employees shall, without prior written consent of the other party hereto, at any time, in any fashion, form or manner, either intentionally or otherwise, directly or indirectly, divulge, disclose or communicate any Confidential Information relating to the other party hereto to any third person, or use such Confidential Information for any purpose or in any manner other than in accordance with the terms of or as is contemplated by this License Agreement.

(c) Confidential Information shall not include information:

(i) already known to or otherwise in the possession of the other party hereto through independent sources, and such independent source is not known by the other party to be subject to a confidentiality agreement relating to such information and is entitled to disclose such information;

(ii) publicly available or otherwise in the public domain; or

(iii) required to be disclosed by the other party hereto pursuant to judicial action or governmental regulations or other requirements, provided the disclosing party has notified the other party hereto prior to such disclosure and reasonably cooperates with such other party in the event the other party elects to legally contest and avoid such disclosure.

(d) This provision shall survive the termination of this License Agreement.

9. BINDING EFFECT; ASSIGNMENT. This License Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. Neither party shall assign any of its rights hereunder without the prior consent of the other party to this License Agreement, which consent shall not be unreasonably withheld.

10. NOTICES AND CONSENTS. All notices, consents, requests, demands and other communications which are required or may be given under this License Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, postage prepaid. In each case notice shall be sent to:

If to Energy:

At its principal office in Tampa, Florida

If to EFTI:

At its Principal office in Tampa, Florida

or to such other address as a party hereto may indicate in writing to the other party hereto.

11. ENTIRE AGREEMENT. This License Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. No amendment of this License Agreement or waiver of any of the terms or provisions hereof shall be deemed valid unless in writing and signed by both parties hereto.

12. GOVERNING LAW. This License Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

13. TRANSACTION AGREEMENT. Reference is made to that certain Transaction Agreement, of even date herewith, entered into by and among the parties to this instrument and certain other parties (the “Transaction Agreement”). This instrument has been and is being executed and delivered pursuant to and as contemplated by, and is and shall remain in all respects subject and subordinate to the Transaction Agreement and the provisions, terms and conditions thereof, all of which are by this reference incorporated into this instrument as and to the same extent as if fully set forth herein. Any and all capitalized terms appearing in this instrument and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement.

IN WITNESS WHEREOF, this License Agreement has been executed and delivered by each of the parties to each other party, in each case as to a corporate party by a duly authorized representative of such party, and in each case with full knowledge and understanding of the contents of this License Agreement and fully intending to perform and be bound by the terms and provisions of this License Agreement.

360 DEGREE ENERGY, INC.	EARTHFIRST TECHNOLOGIES, INCORPORATED

By:	By:

Print Name:	Print Name:

Its:	Its:

SCHEDULE A

TO

LICENSE AGREEMENT

LICENSED PATENTS